UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2005 (November 15, 2005)

Behringer Harvard REIT I, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51293	68-0509956
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas 75001
(Address of principal executive offices)
(Zip Code)

(866) 655-1605
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets.

On November 15, 2005, Behringer Harvard REIT I, Inc. (which may be referred to as the “Registrant,” “we,” “our” and “us”) acquired a ten-story office building containing approximately 306,563 rentable square feet with a five-level underground parking garage located on approximately 0.77 acres of land in Washington D.C. (the “G Street Property”) through Behringer Harvard Operating Partnership I LP, our operating partnership. The total contract purchase price of the G Street Property, exclusive of closing costs and initial escrows, was $135,500,000. We paid the full amount of the purchase price from proceeds of our offering of common stock to the public.

The purchase price for the transaction was determined through negotiations between the G Street Property seller, 1325 G Street Fee LLC, an unaffiliated third party (the “Seller”), and Behringer Advisors LP, our advisor, and its affiliates. In evaluating the G Street Property as a potential acquisition and determining whether the amount of consideration to be paid was appropriate, a variety of factors were considered, including overall valuation of net rental income (defined as revenues from the tenants from rent and expense reimbursements less the G Street Property’s actual operating expenses), expected capital expenditures, costs of physical plant maintenance, location, environmental issues, demographics, quality of tenants, length of leases, price per square foot and occupancy. Our advisor believes that the G Street Property is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained, adequately insured and has been professionally managed.

The G Street Property, which was originally constructed in 1969 and has undergone extensive renovations since 1997, is 97% leased and includes the following major tenants: Neighborhood Reinvestment Corporation (“NRC”); General Services Administration Federal Bureau of Investigations (“FBI”); and Prudential Relocation, Inc. (“Prudential”).

NRC, a national non-profit corporation that works to revitalize America’s oldest, distressed communities, leases 49,164 square feet of the G Street Property for an annual rent of $1,879,513 under a lease that expires in May 2013 with two five-year renewal options available.

FBI, the principal investigative arm of the United States Department of Justice, leases 43,760 square feet of the G Street Property for an annual rent of $1,290,674 under a lease that expires in February 2009 with no renewal options available.

Prudential, an operating unit of Associates Corporation of North America, provides finance, real estate and insurance services and leases 29,030 square feet of the G Street Property for an annual rent of $683,234 under a lease that expires in May 2006. The lease has been renewed through May 2008 for an annual rent of $1,175,715, with no renewed options available.

HPT Management Services LP (the “G Street Property Manager”), our affiliate, has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the G Street Property. Among other things, the G Street Property Manager has the authority to negotiate and enter into leases of the G Street Property on our behalf (in substantial conformance with approved leasing parameters and the operating plan), to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses. The G Street Property Manager has subcontracted certain of its on-site management and leasing services to Broadway Real Estate Services, LLC, an affiliate of the Seller.

As compensation for its services, the G Street Property Manager or its affiliates is entitled to reimbursements for its out-of-pocket costs and on-site personnel costs and the following compensation:

1.	A property management fee equal to 3% of the monthly gross revenues from the G Street Property.

2.	An annual asset management fee equal to 0.6% of the asset value.

On November 16, 2005, we issued a press release announcing the acquisition of the G Street Property. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference.

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Item 9.01    Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Because it is impracticable to provide the required financial statements for the acquired real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, we hereby confirm that the required financial statements will be filed on or before January 31, 2006, by amendment to this Form 8-K, which date is within the period allowed to file such an amendment.

(b) Pro Forma Financial Information.

See Paragraph (a) above.

(c) Exhibits.

         Exhibit 99.1    Press Release dated November 16, 2005.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEHRINGER HARVARD REIT I, INC.

Dated: November 21, 2005	By:	/s/ Gary S. Bresky
Gary S. Bresky
Chief Financial Officer

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